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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           DWANGO NORTH AMERICA CORP.
             (Exact Name of Registrant as Specified in Its Charter)


               NEVADA                              84-1407365
       (State of incorporation                  (I.R.S. Employer
          or organization)                   Identification Number)


         5847 SAN FELIPE STREET, SUITE 3220
         HOUSTON, TEXAS                               77057-3000
       (Address of Principal Executive Offices)       (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-69006

Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, PAR VALUE $.001
                                (Title of class)


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                              INFORMATION REQUIRED
                                       IN
                             REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         As of December 30, 2003, there were 5,330,534 shares of our common stock issued and outstanding. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "DWGN". The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is validly issued, fully paid and non-assessable.

ITEM 2.  EXHIBITS.

The following exhibits are filed as a part of this registration statement:

EXHIBIT NO.             DESCRIPTION
-----------             -----------

1. Articles of Incorporation of Registrant, as amended to date (incorporated by reference to Exhibits 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 2001 and Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2003).
2.                      By-laws of the Registrant (as amended  through  December
                        30, 2003).
3.                      Specimen Common Stock Certificate.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 2003

                                      DWANGO NORTH AMERICA CORP.


                                      By:        /s/ Jacques Faust
                                               ---------------------------------
                                               Jacques Faust
                                               Chief Financial Officer


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                                  EXHIBIT INDEX



EXHIBIT NO.             DESCRIPTION
-----------             -----------

1. Articles of Incorporation of Registrant, as amended to date (incorporated by reference to Exhibits 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 2001 and Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2003).
2.                      By-laws of the Registrant (as amended  through  December
                        30, 2003).
3.                      Specimen Common Stock Certificate.



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